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                                                               [EXHIBIT 99.01]



                          KOLL REAL ESTATE GROUP, INC.

                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY __, 1997


The undersigned hereby authorizes and appoints Messrs. Donald M. Koll and Raymond J. Pacini and each of them, as proxies with full power of substitution in each, to vote all shares of Class A Common Stock, par value $.05 per share, of Koll Real Estate Group, Inc. (the "Company") held of record on April __, 1997 by the undersigned at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Standard Time, on June __, 1997, at _____________________, Delaware, and at any adjournments or postponements thereof, on all matters that may properly come before said meeting.



     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED (i) AS DIRECTED ON THE REVERSE SIDE, OR, IN THE ABSENCE OF SUCH DIRECTION, THIS PROXY WILL VOTED FOR PROPOSALS 1 THROUGH 9; AND (ii) IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE SAID MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.



    PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE HEREOF
                   AND RETURN IT IN THE ENCLOSED ENVELOPE.


                     TRIANGLE  FOLD AND DETACH  TRIANGLE





      The Board of Directors recommends a vote FOR all of the Proposals set forth below.



PROPOSAL 1 - Approval and adoption of the Exchange Offer proposal which provides for the exchange by the Company of up to all 12% Senior Subordinated Pay-In-Kind Debentures Due March 15, 2002 ("Senior Debentures") and up to all 12% Subordinated Pay-In-Kind Debentures Due March 15, 2002 outstanding as of March 15, 1997 for shares of the Company's Common Stock equal to 90% of the Company's outstanding Common Stock, on a post-Capital Stock Combination and Reverse Stock Split basis (as described in Proposals 2 and 3).


      / /   FOR           / /   AGAINST            / /  ABSTAIN


PROPOSAL 2 - Approval and adoption of the Capital Stock Combination Proposal which provides for the amendment of Articles Fourth, Fifth and Sixth of the Company's Restated Certificate of Incorporation (the "Restated Certificate"), subject to the consummation of the Recapitalization, in order provide for the combination of the Company's Class A Common Stock, Class B Common Stock and Series A Convertible Preferred Stock ("Preferred Stock") into one class and series of stock to be designated "Common Stock," each outstanding share of Preferred Stock will be reclassified to be one and three quarter (1.75) shares of Common Stock and each outstanding share of Class A Common Stock will be reclassified to be one (1) share of Common Stock, and to provide for the elimination of the Board's authority to issue class or series of stock with preferences over the combined Common Stock (the "Capital Stock Combination").


      / /   FOR           / /   AGAINST            / /  ABSTAIN

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PROPOSAL 3 - Approval and adoption of the Reverse Split Proposal which provides for the amendment of Article Fifth of the Restated Certificate to provide for a one for one hundred (1:100) reverse stock split of each outstanding share of the Company's capital stock (the "Reverse Stock Split").


      / /   FOR           / /   AGAINST            / /  ABSTAIN





PROPOSAL 4 - Approve and adopt the Authorized Capital Proposal which provides for the amendment of Article Fourth of the Restated Certificate, subject to the consummation of the Recapitalization and the apporoval and implementation of both the Capital Stock Combination and the Reverse Stock Split, to reduce the authorized capital stock to 18 million shares of the combined Commmon Stock.


      / /   FOR           / /   AGAINST            / /  ABSTAIN


PROPOSAL 5 - Approval and adoption of the Board Proposal which provides for the amendment of Articles Eighth and Thirteenth of the Company's Restated Certificate and Articles III and XI of the Company's Bylaws to: (i) delete the classified Board of Directors; (ii) increase the size of the Board of Directors from seven (7) to ten (10) members; (iii) delete the 80% supermajority vote requirement to change the number of directors by stockholder vote; (iv) delete the 80% supermajority vote requirement to remove any director for cause and permit directors to be removed with or without cause; and (v) delete the 80% supermajority vote requirement to amend any of the above described provisions contained in the Company's Restated Certificate or Bylaws.


      / /   FOR           / /   AGAINST            / /  ABSTAIN


PROPOSAL 6 - Approval and adoption of the Special Meetings Proposal which provides for amendments to Articles Ninth and Thirteenth of the Company's Restated Certificate and Articles II and XI of the Company's Bylaws to: (i) delete the 80% supermajority vote requirements to amend or repeal any provisions of Article Ninth of the Company's Restated Certificate of Incorporation and Article II, Section 3 of the Company's Bylaws regarding the power to call special meetings of the Company's stockholders; (ii) delete the provisions contained in Article Ninth of the Company's Restated Certificate of Incorporation and Article II, Section 3 of the Company's Bylaws which provide that only the Board of Directors or the Company's Chief Executive Officer can call such special meetings; and (iii) permit the holders of capital stock of the Company representing at least ten percent (10%) of the outstanding shares of capital stock of the Company entitled to vote in the election of directors to call a special meeting of the Company's stockholders.


      / /   FOR           / /   AGAINST            / /  ABSTAIN


PROPOSAL 7 - Approval and adoption of the Written Consent Proposal which provides for an amendment to Article Tenth of the Company's Restated Certificate, subject to the consummation of the Recapitalization, to delete the provisions which currently prohibit stockholders from acting by written consent without a meeting, and which require an 80% supermajority vote to amend or repeal such provisions.


      / /   FOR           / /   AGAINST            / /  ABSTAIN

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PROPOSAL 8(a) -- In the event the Recapitalization is consummated, election of each director nominee described in the Board Election Proposal with terms expiring at the Annual Meeting in 1998:

/ / FOR each   / / WITHHOLD      NOMINEES: Donald M. Koll, J. Thomas Talbot,
    nominee        AUTHORITY     Marco Vitulli, Ray Wirta, James J. Gaffney,
    listed         to vote for   Robert J. Gagalis, Thomas W. Sabin, Jr.,
                   each nominee  Phillip R. Burnamen II, P. John Wickser II and
                   listed        Paul M. Zeller.

                                 (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE
                                 FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME ON THE SPACE PROVIDED BELOW)

                                 ______________________________________________


8(b) -- In the event the Recapitalization is consummated, but the Board Proposal is not approved by the Stockholders, election of Mr. Burnamen to serve until the Annual Meeting of Stockholders in 1998, Messrs. Koll, Sabin and Wickser to serve until the Annual Meeting of Stockholders in 1999 and Messrs. Wirta, Gaffney, Burnaman and Zeller to serve until the Annual Meeting of Stockholders in 2000.

/ / FOR each   / / WITHHOLD      NOMINEES: Mr. Gagalis 1998; - Messrs. Koll,
    nominee        AUTHORITY     Sabin and Wickser - 1999; Messrs. Wirta,
    listed         to vote for   Gaffney, Burnaman and Zeller - 2000.
                   each nominee
                   listed
                                 (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE
                                 FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S
                                 NAME ON THE SPACE PROVIDED BELOW)

                                 ______________________________________________


8(c) -- In the event the Recapitalization is not cosummated, election of Messrs. Koll and Hegness to serve until the Annual Meeting of Stockholders in 1999 and of Messrs. Wirta and Ellis to serve until the Annual Meeting of Stockholders in 2000.

/ / FOR each   / / WITHHOLD      NOMINEES: Donald M. Koll, Paul C. Hegness,
    nominee        AUTHORITY     Ray Wirta and Harold A. Ellis.
    listed         to vote for
                   each nominee
                   listed
                                 (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE
                                 FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S
                                 NAME ON THE SPACE PROVIDED BELOW)

                                 ______________________________________________



PROPOSAL 9 -- Approval and adoption of the Auditor Proposal which provides for the ratification and appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 1997.


              / /  FOR       / /  AGAINST      / /  ABSTAIN



SIGNATURE(S)_____________________________


SIGNATURE(S)_____________________________      DATED: __________________, 1997


A MAJORITY (OR IF ONLY ONE THEN THAT ONE) OF THE ABOVE PERSONS OR THEIR SUBSTITUTES WHO SHALL BE PRESENT AND ACTING AT THE MEETING SHALL HAVE THE POWERS CONFERRED HEREBY.

EXECUTION OF THIS PROXY BY A STOCKHOLDER WILL REVOKE ANY AND ALL PRIOR PROXIES GIVEN BY SUCH STOCKHOLDER WITH RESPECT TO THE ANNUAL MEETING.



Signature(s) of Stockholder(s) -- please sign name exactly as imprinted (do not print). Please indicate any change of address.

NOTE: Executors, administrators, trustees and others signing in a representative capacity should indicate the capacity in which they sign, if shares are held jointly, EACH should sign.